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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Annual Report on Form 10-K of ARIS Corporation for the fiscal year ending December 31, 1998 (the "Form 10-K"), of our report dated 23 April 1998 relating to the financial statements of Barefoot Computer Training Limited for the years ended November 30, 1997 and 1996.

/s/ BDO Stoy Hayward

BDO Stoy Hayward
Chartered Accountants
London, England

March 30, 1999